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                           Exhibit 2.3
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                        VOTING AGREEMENT

          This Voting Agreement dated as of March 19, 1996, is entered into between MERCANTILE BANCORPORATION INC. ("Mercantile"), and the undersigned director and stockholder ("Stockholder") of TODAY'S BANCORP, INC. ("TODAY'S BANCORP").

          WHEREAS, TODAY'S BANCORP and Mercantile have proposed to enter into an Agreement and Plan of Merger (the "Agreement"), dated as of today, which contemplates the acquisition by Mercantile of 100% of the common stock of TODAY'S BANCORP (the "TODAY'S BANCORP Stock") by means of a merger between TODAY'S BANCORP and Mercantile's subsidiary, Mercantile Bancorporation Incorporated of Illinois (the "Merger"); and

          WHEREAS, Mercantile is willing to expend the substantial time, effort and expense necessary to implement the Merger, only if Stockholder enters into this Voting Agreement; and

          WHEREAS, the Stockholder believes that the Merger is in his best interest and the best interest of TODAY'S BANCORP.

          NOW, THEREFORE, in consideration of the premises, Stockholder hereby agrees as follows:

               1.   Voting Agreement.  Stockholder shall vote, or
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cause to be voted, all of the shares of TODAY'S BANCORP Stock he now or hereafter owns and over which he now has, or prior to the record date for voting at the Meeting (as hereinafter defined) acquires, voting control in favor of the approval of the Agreement and the Merger at the meeting of stockholders of TODAY'S BANCORP to be called for the purpose of approving the Agreement and the Merger (the "Meeting").

               2.   No Competing Transaction.  Stockholder shall
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not vote any of his shares of TODAY'S BANCORP Stock in favor of the approval of any other agreement relating to the merger or sale of all or substantially all the assets of TODAY'S BANCORP to any person other than Mercantile or its affiliates until closing of the Merger, termination of the Agreement or abandonment of the Merger


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by the mutual agreement of TODAY'S BANCORP and Mercantile,
whichever comes first.

               3.   Transfers Subject to Agreement.  Stockholder
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shall not transfer his shares of TODAY'S BANCORP Stock unless the transferee, prior to such transfer, executes a voting agreement with respect to the transferred shares substantially to the effect of this Voting Agreement and reasonably satisfactory to Mercantile.

               4.   No Ownership Interest.  Nothing contained in
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this Voting Agreement shall be deemed to vest in Mercantile any direct or indirect ownership or incidence of ownership of or with respect to any shares of TODAY'S BANCORP Stock covered by this Voting Agreement. All rights, ownership and economic benefits of and relating to the shares of TODAY'S BANCORP Stock covered by this Voting Agreement shall remain and belong to Stockholder and Mercantile shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of TODAY'S BANCORP or exercise any power or authority to direct Stockholder in the voting of any of his shares of TODAY'S BANCORP Stock, except as otherwise expressly provided herein, or the performance of his duties or responsibilities as a director of TODAY'S BANCORP.

               5.   Evaluation of Investment.  Stockholder, by
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reason of his knowledge and experience in financial and business matters and in his capacity as a director of a financial institution, believes himself capable of evaluating the merits and risks of the potential investment in common stock of Mercantile, $5.00 par value ("Mercantile Common Stock"), contemplated by the Agreement.

               6.   Transfers to Family Members.  Subject to the
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provisions of Section 3 hereof, Stockholder may transfer shares of
TODAY'S BANCORP Stock subject to this Voting Agreement to family members of Stockholder.

               7.   Elections.  Notwithstanding anything herein to
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the contrary, Stockholder's execution of this Voting Agreement shall in no way impair Stockholder's ability to elect, pursuant to the terms of the Agreement, either a Stock Election, a Cash Election or a Combined Election with respect to all shares of TODAY'S BANCORP Stock subject to this Voting Agreement.

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               8.   Documents Delivered.  Stockholder acknowledges
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having reviewed the Agreement and its attachments and that reports, proxy statements and other information with respect to Mercantile filed with the Securities and Exchange Commission (the
"Commission") were, prior to his execution of this Voting
Agreement, available for inspection and copying at the Offices of the Commission and that Mercantile delivered the following such documents to TODAY'S BANCORP:

                    (a)  Mercantile's Annual Report on
                         Form 10-K for the year ended
                         December 31, 1995;

                    (b)  Mercantile's Annual Report to
                         Shareholders for the year ended
                         December 31, 1995; and

                    (c) Mercantile's Current Reports on Form 8-K dated January 16, 1996 and March 11,
                         1996.

               9.   Amendment and Modification.  This Voting
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Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Stockholder and Mercantile.

               10.  Entire Agreement.  This Voting Agreement
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evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Agreement. This Voting Agreement supersedes any agreements among TODAY'S BANCORP and Stockholder concerning the voting of the shares of TODAY'S BANCORP Stock covered by this Voting Agreement for the approval of the Agreement and the Merger or the disposition or control of such shares of TODAY'S BANCORP Stock.

               11.  Severability.  The parties agree that if any
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provision of this Voting Agreement shall under any circumstances be deemed invalid or inoperative, this Voting Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

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               12.  Counterparts.  This Voting Agreement may be
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executed in more than one counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               13.  Governing Law.  The validity, construction,
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enforcement and effect of this Voting Agreement shall be governed by the internal laws of the State of Missouri.

               14.  Headings.  The headings for the paragraphs of
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this Voting Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Voting Agreement.

               15.  Termination.  This Voting Agreement shall
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terminate upon the consummation of the Merger, abandonment of the
Merger by the mutual agreement of TODAY'S BANCORP and Mercantile or termination of the Agreement, whichever comes first.

               16.  Successors.  This Voting Agreement shall be
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binding upon and inure to the benefit of Mercantile and its successors, and Stockholder, such Stockholder's respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Voting Agreement shall survive the death or incapacity of Stockholder. This Voting Agreement may be assigned by Mercantile only to an affiliate of Mercantile.

                                   MERCANTILE BANCORPORATION INC.


                                   By:
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                                        John W. Rowe
                                        Executive Vice President
                                        Mercantile Bank of St. Louis
                                        National Association,
                                        Authorized Officer


                                   Stockholder


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